FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE HOPES FOR A SWIFT RESOLUTION TO LEGAL ACTION BROUGHT BY TOYOTA MOTOR SALES

HOUSTON, June 30, 2010 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced its intention to vigorously defend itself against a lawsuit filed by Toyota Motor Sales, U.S.A., Inc. in the Federal Court of South Carolina. The complaint alleges that Toyota Motor Sales did not consent to Group 1’s desire to acquire Toyota/Scion and Lexus dealerships in Charleston, S.C., based on the dealership framework agreement between the two companies. The lawsuit asks for a court order to prevent the acquisition of these dealerships.

Based on its 12-year relationship with Toyota and its longstanding commitment to the brand, Group 1 management believes that the claims set forth in the lawsuit are baseless and hopes for a speedy resolution of this dispute.

“For more than a decade, our company has been committed to Toyota,” said Peter C. DeLongchamps, Group 1’s vice president of manufacturer relations and public affairs. “We have or will invest more than $140 million in land, building and facility improvements and are the third-largest Toyota retailer in the nation. This year, through May, our Toyota business has improved 21 percent year over year, nearly doubling Toyota’s national results. Despite our efforts to remedy this issue with Toyota directly, they have chosen to pursue legal action against one of their most vocal allies and top-performing dealership owners. Needless to say, we are perplexed and disappointed by the action they have taken.”

DeLongchamps also noted that he hopes the lawsuit is resolved amicably but that the company is prepared to pursue its rights to purchase the dealerships. Group 1 does not anticipate this dispute will impact its ongoing relationship with Toyota Motor Sales or its Toyota and Lexus dealerships, of which 60 percent have been awarded either the Elite of Lexus or the Presidents Club award, each brand’s highest form of recognition.

About Group 1 Automotive, Inc.
Group 1 owns and operates 101 automotive dealerships, 136 franchises, and 25 collision service centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “may” or “will” and similar expressions. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning, Manager, Investor Relations | Group 1 Automotive Inc. | 713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps, Vice President, Manufacturer Relations and Public Affairs
Group 1 Automotive Inc. | 713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods, Pierpont Communications, Inc. | 713-627-2223 | cwoods@piercom.com